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                                                                 EXHIBIT 10.11.2

                                  AMENDMENT 1
                                       TO
                                 OEM AGREEMENT
                               (Cisco as Seller)

      This Amendment 1 to OEM Agreement (the "Agreement") is made as of the 20th of January, 2000 (the "Effective Date") by and between Cisco Systems, Inc., a California corporation, having principal offices at 170 West Tasman Drive, San Jose, California 95134-1706 ("Cisco") and Netro Corporation, a California corporation having its principal place of business at 3860 North First Street, San Jose, California 95134 ("Netro").

                                    RECITALS
      A. Netro has been purchasing from Cisco the Cisco MGX 8220 shelves and associated products, software and firmware pursuant to the OEM Agreement, dated December 7, 1998, between Cisco and Netro (the "OEM Agreement"). The OEM Agreement provides that Netro may purchase from Cisco the MGX 8220 shelves for a fifteen (15) month period or until Netro had purchased [***] units of the MGX 8220 shelves.

      B. The parties now desire to enter into this Amendment in order to extend the time period during which Netro may purchase the MGX 8220 shelves and to increase the number of shelves that Netro may purchase.

      NOW, therefore, in consideration of the terms and conditions of this Agreement, the parties agree as follows:

1.    DEFINITIONS

      1.1 Unless otherwise defined herein, all capitalized terms shall have the meaning ascribed to them in the OEM Agreement.

2.    AMENDMENT TO PURCHASE AND SALE TERMS AND CONDITIONS

      2.1 Section 1.4 of the OEM Agreement is hereby amended by replacing the words "fifteen months thereafter" with "September 30, 2000." The parties acknowledge and agree that the intent of this replacement is to permit Netro to purchase Products until September 30, 2000 instead of the fifteen (15) month period originally set forth in the OEM Agreement.

      2.2 Section 2 of the OEM Agreement is hereby amended by replacing all occurrences of the figure "[***]" with the figure "[***]". The parties acknowledge and agree that the intent of this replacement is to permit Netro to purchase up to [***] units of the Products instead [***] as originally set forth in the OEM Agreement.

3.    TERM



CONFIDENTIAL                        1

[***] Confidential treatment has been requested with respect to material omitted on this page. The omitted portions have been filed separately with the Commission.
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     3.1  Term.  This Amendment shall commence as of the Effective Date and shall remain in effect so long as the OEM Agreement is in effect. This
Amendment shall terminate or expire upon termination or expiration of the OEM Agreement.

4.   MISCELLANEOUS

     4.1 The terms and conditions of the OEM Agreement, including without limitation miscellaneous terms and conditions set forth in Section 17, shall apply to this Amendment. Except as expressly amended by this Amendment, all terms and conditions of the OEM Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

CISCO SYSTEMS, INC.                          NETRO CORPORATION



By: /s/ JON SHANTZ                           By: /s/ BEN-EFRAIM
    -------------------------------              -------------------------------
Name:  Jon Shantz                            Name:  Ben-Efraim
      -----------------------------                -----------------------------
Title: VP Market Development                 Title: CEO
       ----------------------------                 ----------------------------


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